UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 24, 2012

Advanced Photonix, Inc.
(Exact Name of Registrant as specified in its Charter)

Delaware	1-11056	33-0325826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2925 Boardwalk, Ann Arbor, Michigan	48104
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:	(734) 864-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2012 Annual Meeting of Stockholders (“2012 Annual Meeting”) of Advanced Photonix, Inc. (the “Company”) was held on August 24, 2012, where the Company’s stockholders voted on the following two proposals:

1.  The election of six director nominees to serve as members of the Company’s Board of Directors (the “Board”) until the Company’s next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified (Proposal 1); and

2.  The ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2013 (Proposal 2).

The votes cast with respect to each item of business properly presented at the meeting are as follows:

Proposal 1 - Election of Directors. The stockholders elected each of the following six nominees to the Board by a plurality of the votes cast, in accordance with the Company’s By-Laws, with terms expiring at the Company’s next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified:

	For	Withheld	Abstain	Broker Non-Vote
Richard D. Kurtz	9,372,753	3,003,839		14,875,899
Robin F. Risser	11,814,327	562,265		14,875,899
Lance Brewer	8,907,820	3,468,772		14,875,899
M. Scott Farese	9,013,355	3,363,237		14,875,899
Donald Pastor	9,994,623	2,381,969		14,875,899
Stephen P. Soltwedel	9,088,055	3,288,537		14,875,899

Proposal 2 – Ratification of Independent Auditors. The stockholders ratified the appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2013.

For	Against	Abstain	Broker Non-Vote
25,406,059	564,724	1,281,708

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED PHOTONIX, INC.

		By:	/s/ Richard D. Kurtz
Richard Kurtz, Chief Executive Officer

Dated:	August 27, 2012